Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-139931 , 333-132497) and Form S-8 (File Nos. 333-142786, 333-84426, 333-103761, 333-125199, 333-76424) of Puget Energy, Inc. and on Form S-3 (File No. 333-132497-01) of Puget Sound Energy, Inc. of our reports dated February 29, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this combined Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
February 29, 2008